Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES

ESTIMATED FOURTH QUARTER 2023 RESULTS,

JANUARY 2024 MONTHLY DIVIDEND AND

DECEMBER 31, 2023 RMBS PORTFOLIO CHARACTERISTICS

●	January 2024 Monthly Dividend of $0.12 Per Share of Common Stock
●	Estimated Book Value Per Share as of December 31, 2023 of $9.10
●	Estimated GAAP net income of $0.52 per share for the quarter ended December 31, 2023, including an estimated $0.65 per share of net realized and unrealized gains on RMBS and derivative instruments
●	Estimated 6.1% total return on equity for the quarter
●	Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
●	RMBS Portfolio Characteristics as of December 31, 2023
●	Next Dividend Announcement Expected February 14, 2024

Vero Beach, Fla., January 10, 2024 - Orchid Island Capital, Inc. (the “Company”) (NYSE: ORC) announced today that the Board of Directors of the Company declared a monthly cash dividend for the month of January 2024. The dividend of $0.12 per share will be paid February 27, 2024 to holders of record of the Company’s common stock on January 31, 2024, with an ex-dividend date of January 30, 2024. The Company plans on announcing its next common stock dividend on February 14, 2024.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of January 10, 2024, the Company had 51,303,301 shares of common stock outstanding. As of December 31, 2023, the Company had 51,636,074 shares outstanding. As of September 30, 2023, the Company had 52,332,306 shares of common stock outstanding.

Estimated December 31, 2023 Book Value Per Share

The Company’s estimated book value per share as of December 31, 2023 was $9.10.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At December 31, 2023, the Company's preliminary estimated total stockholders' equity was approximately $469.9 million with 51,636,074 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated a net income per share of $0.52, which includes $0.65 per share of net realized and unrealized gains on RMBS and derivative instruments for the quarter ended December 31, 2023.  These amounts compare to total dividends declared during the quarter of $0.36 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net loss. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended December 31, 2023 was 6.1%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.54 per share, comprised of dividends per share of $0.36 and an increase in book value per share of $0.18 from September 30, 2023.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of December 31, 2023 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company's financial statements and associated footnotes as of and for the quarter ended December 31, 2023, are subject to review by the Company's independent registered public accounting firm:

●	RMBS Valuation Characteristics
●	RMBS Assets by Agency
●	Investment Company Act of 1940 (Whole Pool) Test Results
●	Repurchase Agreement Exposure by Counterparty
●	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

RMBS Valuation Characteristics
($ in thousands)
										Realized
									Realized	Oct-23 -
									Dec-23	Dec-23
					Net			Weighted	CPR	CPR
					Weighted			Average	(1-Month)	(3-Month)	Modeled Interest
	Current	Fair	% of	Current	Average			Maturity	(Reported	(Reported	Rate Sensitivity (1)
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Jan)	in Jan)	(-50 BPS)	(+50 BPS)
Fixed Rate RMBS
30yr 3.0	1,397,684	1,254,194	32.21%	89.73	3.00%	3.46%	33	322	4.1%	4.9%	39,039	(39,468)
30yr 3.5	194,229	182,008	4.67%	93.71	3.50%	4.04%	46	303	4.4%	7.1%	5,100	(5,147)
30yr 4.0	562,107	533,974	13.71%	95.00	4.00%	4.78%	23	334	2.0%	3.0%	13,626	(14,488)
30yr 4.5	341,313	332,168	8.53%	97.32	4.50%	5.45%	18	340	7.2%	6.7%	6,793	(7,445)
30yr 5.0	552,620	549,324	14.11%	99.40	5.00%	5.93%	16	341	4.5%	3.6%	10,329	(11,709)
30yr 5.5	271,469	275,465	7.07%	101.47	5.50%	6.43%	9	350	0.6%	4.5%	4,246	(5,093)
30yr 6.0	321,521	327,820	8.42%	101.96	6.00%	6.99%	9	346	8.0%	9.2%	3,768	(4,616)
30yr 6.5	335,505	344,680	8.85%	102.73	6.50%	7.39%	5	352	9.6%	9.1%	2,785	(3,602)
30yr 7.0	74,697	77,449	1.99%	103.68	7.00%	7.94%	3	356	0.8%	n/a	534	(652)
Total Pass Through RMBS	4,051,145	3,877,082	99.57%	95.70	4.33%	5.06%	22	334	4.6%	5.4%	86,220	(92,220)
Structured RMBS
IO 20yr 4.0	8,771	882	0.02%	10.06	4.00%	4.57%	144	89	11.1%	9.6%	5	(5)
IO 30yr 3.0	2,963	359	0.01%	12.13	3.00%	3.64%	107	241	0.8%	0.8%	-	-
IO 30yr 4.0	81,439	14,263	0.37%	17.51	4.00%	4.60%	112	239	12.2%	8.3%	(293)	224
IO 30yr 4.5	3,487	674	0.02%	19.34	4.50%	4.99%	162	185	8.8%	6.8%	(6)	3
IO 30yr 5.0	1,894	394	0.01%	20.80	5.00%	5.36%	162	186	10.0%	9.6%	(7)	5
IO Total	98,554	16,572	0.43%	16.82	4.01%	4.60%	118	223	11.6%	8.1%	(302)	228
IIO 30yr 4.0	26,776	358	0.01%	1.34	0.00%	4.40%	75	274	1.8%	6.9%	105	(87)
Total Structured RMBS	125,330	16,930	0.43%	13.51	3.15%	4.55%	109	234	9.5%	7.9%	(197)	141

Total Mortgage Assets	$4,176,475	$3,894,012	100.00%		4.30%	5.05%	25	331	4.8%	5.5%	$86,023	$(92,079)

	Average	Hedge	Modeled Interest
	Notional	Period	Rate Sensitivity (1)
Hedge	Balance	End	(-50 BPS)	(+50 BPS)
3-Month SOFR Futures	$(100,000)	May-25	$(1,000)	$1,000
5-Year Treasury Future(2)	(471,500)	Mar-24	(8,818)	8,686
10-Year Treasury Future(3)	(470,000)	Mar-24	(10,339)	10,036
Swaps	(2,326,500)	Nov-29	(59,619)	57,475
TBA	(645,700)	Jan-24	(10,822)	12,804
Swaptions	(800,000)	May-24	(61)	365
Hedge Total	$(4,813,700)		$(90,659)	$90,366
Rate Shock Grand Total			$(4,636)	$(1,713)

(1)

Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant SOFR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five-year Treasury futures contracts were valued at prices of $108.77 at December 31, 2023. The market value of the short position was $512.9 million.
(3)	Ten-year Treasury futures contracts were valued at prices of $112.89 at December 31, 2023. The market value of the short position was $530.6 million.

RMBS Assets by Agency
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of December 31, 2023
Fannie Mae	$2,714,192	69.7%
Freddie Mac	1,179,820	30.3%
Total Mortgage Assets	$3,894,012	100.0%

Investment Company Act of 1940 Whole Pool Test
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of December 31, 2023
Non-Whole Pool Assets	$142,646	3.7%
Whole Pool Assets	3,751,366	96.3%
Total Mortgage Assets	$3,894,012	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of December 31, 2023	Borrowings	Debt	Rate	in Days	Maturity
RBC Capital Markets, LLC	$300,275	8.1%	5.54%	16	1/17/2024
Citigroup Global Markets Inc	298,549	8.1%	5.55%	26	1/26/2024
Mitsubishi UFJ Securities (USA), Inc	284,167	7.7%	5.57%	22	1/29/2024
J.P. Morgan Securities LLC	266,958	7.2%	5.54%	18	1/18/2024
Cantor Fitzgerald & Co	257,999	7.0%	5.54%	44	2/13/2024
ASL Capital Markets Inc.	244,611	6.6%	5.54%	17	1/29/2024
Wells Fargo Bank, N.A.	218,540	5.9%	5.56%	26	1/26/2024
Mirae Asset Securities (USA) Inc.	200,200	5.4%	5.53%	52	4/22/2024
Merrill Lynch, Pierce, Fenner & Smith	193,715	5.2%	5.56%	16	1/26/2024
Daiwa Securities America Inc.	179,787	4.9%	5.54%	24	1/24/2024
ABN AMRO Bank N.V.	177,114	4.8%	5.55%	20	1/31/2024
Bank of Montreal	169,041	4.6%	5.55%	16	1/16/2024
StoneX Financial Inc.	168,852	4.6%	5.55%	16	1/16/2024
Goldman, Sachs & Co	160,410	4.3%	5.56%	18	1/29/2024
Banco Santander SA	154,412	4.2%	5.53%	71	3/22/2024
ING Financial Markets LLC	128,758	3.5%	5.55%	16	1/16/2024
Marex Capital Markets Inc.	115,143	3.1%	5.53%	9	1/16/2024
DV Securities, LLC Repo	88,423	2.4%	5.55%	48	2/29/2024
South Street Securities, LLC	80,295	2.2%	5.57%	59	2/28/2024
Lucid Cash Fund USG LLC	9,840	0.3%	5.55%	18	1/18/2024
Lucid Prime Fund, LLC	8,560	0.2%	5.55%	18	1/18/2024
Total Borrowings	$3,705,649	100.0%	5.55%	26	4/22/2024

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400